Exhibit 99.3

Celanese to Acquire Majority of DuPont’s Mobility & Materials Business

Establishes Celanese as the Preeminent Global Specialty Materials Company

Brandon Ayache, Celanese Corporation, Vice President, Investor Relations

[Title Slide: Celanese to Acquire Majority of DuPont’s Mobility & Materials Business]

Celanese Corporation announced the signing of a definitive agreement to acquire a majority of the Mobility & Materials (“M&M”) business of DuPont in a press release that was distributed via Business Wire this morning.

The press release, along with a slide presentation and accompanying prepared remarks, was posted on our investor relations website, investors.celanese.com.

[Slide 2: Disclosures]

As a reminder, some of the matters discussed below may include forward-looking statements concerning, for example, the transaction and our future objectives and plans. Also, some of the matters discussed include references to non-GAAP financial measures. Explanations of historical Company Non-GAAP measures and reconciliations to the comparable historical Company GAAP measures are included on our investor relations website under Financial Information/Non-GAAP Financial Measures. Please note the cautionary language contained at the end of these comments.

On the conference call later this morning, management will be available to answer questions.

Lori Ryerkerk, Celanese Corporation, Chairman of the Board and Chief Executive Officer

[Slide 3: Engineered Materials: The Path to Preeminence]

For the better part of a decade, Celanese has been on a purposeful path to establish itself as the preeminent global partner for specialty material solutions. It started in 2015 with the implementation of a new and unique business model in our Engineered Materials (“EM”) business – the project pipeline model. We defined a project as any unique combination of a customer, a Celanese product, and an application. Today, we work on many thousands of projects each year.

Since 2015 we have continually refined that model. We developed a capability to translate project learnings across regions and applications to identify new opportunities. We doubled our win rate to maximize the value of our efforts. Under Tom Kelly’s leadership, we evolved from focusing on the number of project wins to the value generation of the pipeline. We also implemented growth programs to be more influential in setting future standards in dynamic applications like electric vehicles (“EVs”), sustainability, 5G and connectivity, and medical.

Simultaneously, we also developed our capacity to extend that model beyond our base business. Since implementing the model, we have completed five acquisitions which have generated significant shareholder value by scaling the model.

As a result of a consistent progression along this path, we have prepared ourselves to successfully execute, integrate, and deliver value from this acquisition.

[Slide 4: Transaction Summary]

Let me summarize this acquisition.

We are acquiring a majority of the Mobility & Materials business with a scope optimized to achieve Celanese and DuPont objectives. The acquired businesses represent roughly $900 million in estimated 2022 EBITDA across a wide portfolio of products. The complementary fit of the respective businesses is expected to support run-rate synergies of approximately $450 million. The purchase price of $11 billion in cash represents an approximately 8x EBITDA multiple on a post-synergy basis.

Our ability to secure this acquisition, and to finance it entirely with committed debt, is a testament to the work of our teams over many years. With a targeted close around the end of 2022, this transaction is expected to be immediately accretive to 2023 adjusted earnings per share by approximately $2.00 and to drive accretion of $4.00 or more once full synergies are achieved. More importantly, this transaction meaningfully expands the cash generation profile of Celanese to double our free cash flow generation over the next five years.

[Slide 5: M&M Acquisition is a Powerful Step Forward]

The acquisition of M&M is our most significant step forward on our path since implementing the EM model. Simply put, it firmly positions Celanese as the preeminent global specialty materials company.

This acquisition significantly adds a number of complementary offerings to enhance our support of the end-markets we serve best. At Investor Day in March 2021, we provided a diagram of the various areas of opportunity for M&A for our EM business. We are confident that this acquisition is fundamentally unique in its fit and ability to complement EM. We are thrilled about the opportunity this presents for Celanese to continue to generate growing shareholder value.

[Slide 6: Compelling Strategic Rationale]

Before turning it over to Tom to cover some of the details, let me highlight why we are so excited about this acquisition.

This transaction combines two very high-quality global businesses to form the preeminent global specialty materials company, significantly enhancing the breadth and competitiveness of the EM product portfolio. Our ability to partner with customers and provide unique solutions is elevated by the complementary commercial and application development capabilities of these businesses which will bolster our growth in high-value applications.

The strategic fit of EM and M&M drives robust synergies that result in an attractive financial profile of top line growth, adjusted EPS accretion, and free cash flow generation. Ultimately, this acquisition results in stronger value creation across the Celanese business portfolio going forward.

Tom Kelly, Celanese Corporation, Senior Vice President Engineered Materials

[Slide 7: Mobility & Materials Business]

As Lori stated, the M&M businesses we are acquiring are diverse and serving high-value end-markets we know extremely well. A little over half of the portfolio is devoted to automotive with a growing portion of that going to EVs. Another quarter of the business is in electrical and electronics where we are seeing compounded demand growth of at least 5 percent per year through 2027. The geographic fit with EM is exceptional as M&M expands our presence in Asia and results in a combined business with a broader scale in high-growth regions. Within Asia, M&M has a significant presence outside of China with strong customer relationships in Japan and Korea that will support growth, particularly in auto. Finally, the product portfolio is backward integrated and adds significant manufacturing flexibility for polymers we know well.

[Slide 8: Engineered Materials Post-Transaction]

Let me give a sense for what EM looks like with the addition of this acquisition.

If you look at the expected performance of EM and M&M, respectively in 2022, they are nearly equal in both net sales and EBITDA. With this acquisition we are effectively doubling the size of EM while maintaining a very robust margin profile.

This acquisition will add depth to EM’s positions in key end-markets including auto, industrial and consumer, and electrical and electronics while further balancing its regional and product mix.

The result is a significantly larger and more diversified EM business that we expect to be more profitable with the achievable cost and revenue synergies.

[Slide 9: Highly Complementary Product Portfolios]

As part of this transaction, we are acquiring a broad product portfolio focused primarily on four polymer families – nylons, specialty nylons, polyesters, and elastomers. These additions will immediately double the leadership, branding, and integration of the EM product portfolio. The fit of our respective product portfolios is unique, as we know and participate in most of M&M’s polymers, but do not currently hold leadership positions or backward integration. As a result, we will be a leader in nearly a dozen different polymers globally, with backward integration in almost as many. That integration into polymerization will expand our value generation in polymers like PA66 and PBT, by creating additional opportunities to develop enhanced functionality.

As a result, EM will have the broadest and most differentiated engineered material solution portfolio of any company in the world.

[Slide 10: Unparalleled Customer Solutions Partner]

Of course, the true value from having the broadest product portfolio is realized by how we collaborate with customers to identify their needs and develop customized solutions. Here, as with our product portfolio, there are complementary strengths between EM and M&M in our customer engagement models as well as innovation and application development.

We are excited about the power of taking the acquired product portfolio through our project pipeline model and to the extensive breadth of the end-markets we serve. The acquired brands and global reach, particularly in Asia, will enhance this meaningfully.

From an application development standpoint, we share a foundational expertise in polymer and product development. The EM portfolio extends that into application translation which is reinforced by our end-market breadth. M&M will strengthen EM’s IP portfolio and capabilities in end-use testing for our customers.

We are confident that our combined capabilities will solidify EM as a first choice customer solutions partner which is a critical driver of our growth in high-value end-markets.

[Slide 11: Attractive Automotive Opportunity]

As one of these high-value applications, automotive will remain the largest EM end-market. We are encouraged by greater regional scale and commercial coverage of OEMs and tiers we will gain with this acquisition.

We are optimistic about the opportunity that exists for the acquired polymers in automotive going forward. Today, there is meaningful high-value content for nylons, specialty nylons, and polyesters across vehicles of all powertrain types – totaling 25 to 30 kg on average per vehicle.

We anticipate modest expansion in overall auto builds and a continuation in the shift towards battery electric and hybrid vehicles. Over the next five years, this is forecasted to drive annualized growth of approximately 4 percent per year for the acquired polymer families. This would equate to over 450 kt of incremental global demand for these polymers between 2022 and 2027, even with a conservative assumption of no incremental content by vehicle type for these polymers over the period.

With increased penetration of the acquired polymer families into vehicles at levels consistent with our project pipeline model, this annualized growth could expand to 6 percent or higher.

We are confident that, through an enhanced solution set and scale, we will be positioned to capture a high share of demand growth in automotive.

[Slide 12: Significant Opportunities in Battery Electric Vehicles]

As part of this we see a tremendous opportunity to play an influential role in the future of EVs and to drive specification of our materials. The solutions used in EVs are nowhere near as established as in internal combustion engine (“ICE”) vehicles. The opportunity for high-value specialty materials in complex and demanding new application areas within EVs is significant and rapidly growing.

Today, we see a greater content per vehicle opportunity for EM in EVs than in ICE vehicles. When looking at value rather than content, the opportunity is even more significant. This transaction positions Celanese with greater scale and breadth of solutions to win at a critical inflection point in automotive.

Before Scott covers the financial impact of this transaction, let me summarize by emphasizing that the strategic and complementary fit of EM and M&M is strong across our product portfolio, commercial and technical strengths, and in critical end-markets like automotive. We are eager to welcome the M&M team to Celanese and jointly capture the significant opportunities available to us as a combined business.

Scott Richardson, Celanese Corporation, Executive Vice President and Chief Financial Officer

[Slide 13: Transaction Delivers on Disciplined M&A Criteria]

This transaction delivers on the M&A criteria we laid out at Investor Day in March 2021. The acquired business is high-quality and hits every single commercial and technical criterion we look for in a potential target. Beyond this, the fit with our EM business is exceptional and drives strong synergy opportunities which will ultimately lead to a robust financial profile for this transaction.

[Slide 14: Substantial Synergy Opportunity]

We are confident in achieving synergies totaling approximately $450 million within the first four years following the transaction close. We expect $275 to $350 million of that total to come as cost synergies within the first three years. We know the products we are acquiring, the end-markets and what it takes to serve them, how to optimize global production networks, and how to achieve productivity. We are confident in the scale of the opportunity as well as our ability to achieve these cost synergies.

Additionally, we see a highly achievable opportunity for revenue synergies of $125 to $150 million. This assumes we successfully lift the M&M business to a customer win rate equivalent to that of EM and that we leverage a significantly broader regional and customer reach to grow the combined product portfolio.

[Slide 15: Strong Financial Profile]

This acquisition and subsequent synergies will elevate the financial profile of Celanese from net sales through to adjusted EPS and free cash flow. We anticipate net sales growth for total Celanese of approximately 5 percent per year following the close of this transaction. We expect an increased operating EBITDA margin profile of approximately 30% for the Company once synergies are fully achieved by 2026. The combination of net sales and profit expansion is expected to drive adjusted EPS accretion of at least $4.00 per share by 2026.

Our ultimate rationale in pursuing this transaction is shareholder value creation. Supported by these financial metrics, we estimate at least $4 billion in value creation from this transaction.

[Slide 16: Robust Cash Flow Supports Swift Deleveraging]

Before Lori’s closing comments, let me highlight the strength of our cash generation over the next 5 years.

The power of our current cash generation and the health of our balance sheet will allow us to finance this acquisition entirely with committed debt financing. We remain committed to our investment grade credit rating and have a highly achievable path outlined to return to debt levels of below 3x EBITDA by the end of 2024. Our focus over the next few years will be on maximizing our cash generation and deploying that cash to swiftly deleverage our balance sheet.

Beginning as soon as 2025, we see opportunity to again deploy cash to M&A or share repurchases. The cash profile of Celanese is significantly enhanced by this transaction, which is expected to result in a doubling of our free cash flow generation between 2021 and 2026.

Lori Ryerkerk, Celanese Corporation, Chairman of the Board and Chief Executive Officer

[Slide 17: Financial Benefits of a Larger EM Business]

I would like to close our comments by discussing what this acquisition means for the broader Celanese portfolio and how it allows us to continue to multiply our momentum.

We continue to see significant power in the unique business portfolio of Celanese. We are thrilled to be lifting the profile of EM within the Celanese portfolio and what it does to strengthen our financials.

This acquisition would be impossible without the Acetyl Chain and Acetate Tow. They generate significant cash flow that allows us to be opportunistic in maximizing shareholder value. They bolster the return profile of Celanese and bring valuable scale and integration benefits to the Company. They exemplify the market leadership we aim for in all our businesses.

A larger portion of Celanese’s earnings coming from EM going forward allows us to complement and leverage the strengths of our other businesses in a more balanced way. It drives higher top line growth in attractive and high-value end-markets. It gives a more robust opportunity set for organic and inorganic capital deployment going forward. Finally, it improves the predictability and consistency of our earnings growth on an annual basis. Simply put, it results in greater value generation across the Celanese portfolio.

On behalf of all of us at Celanese, we are committed to a successful integration of this acquisition and achievement of the synergies outlined. We will continue lifting the competitiveness of our businesses and investing in our growth. We remain equally committed to being disciplined stewards of your capital and continually taking action to drive further shareholder value.

Forward-Looking Statements

These comments may contain “forward-looking statements,” which include information concerning the Company’s plans, objectives, goals, strategies, future revenues, cash flow, synergies, performance, capital expenditures and other information that is not historical information. When used in these comments, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements contained in this release. These include the Company’s ability to obtain regulatory approval for, and satisfy closing conditions to, the transactions described herein, the timing of closing thereof, and the Company’s ability to realize the anticipated benefits of the transactions described herein. Numerous other factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Non-GAAP Financial Measures

These comments, and statements made in connection with this presentation, refer to non-GAAP financial measures. For more information on the historical non-GAAP financial measures used by the Company, including the most directly comparable GAAP financial measure for each historical non-GAAP financial measures used, including definitions and reconciliations of the differences between such non-GAAP financial measures and the comparable GAAP financial measures, please refer to the Non-US GAAP Financial Measures and Supplemental Information document available on our website, investors.celanese.com, under Financial Information/Non-GAAP Financial Measures.

We do not provide reconciliations for Adjusted EBIT, Operating EBITDA or adjusted earnings per share on a forward-looking basis (including those contained in this document) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of Certain Items, such as mark-to-market pension gains and losses, that have not yet occurred, are out of our control and/or cannot be reasonably predicted. Due to high variability and difficulty in predicting items that impact cash from operating activities, capital expenditures and distributions to certain noncontrolling interests, we are unable to provide a reconciliation between projected free cash flow and net cash provided by (used in) operations without unreasonable effort. For the same reasons, we are unable to address the probable significance of the unavailable information.